EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of CNS Response, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150398) of our report, dated December 29, 2009, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of CNS Response, Inc. for the year ended September 30, 2009.

/s/ Cacciamatta Accountancy Corporation

Cacciamatta Accountancy Corporation

Santa Ana, California

December 29, 2009